UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 28, 2017

ITERIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08762	95-2588496
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Carnegie Avenue, Suite 100, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (949) 270-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 23, 2017, the Board of Directors of Iteris, Inc. (the “Company”) increased the authorized number of directors to seven from six and appointed Scott E. Deeter to fill the vacancy created by the increase.  Mr. Deeter will serve for the term expiring at the Company’s 2017 Annual Meeting of Stockholders (the “Annual Meeting”) and will stand for election by the stockholders at the Annual Meeting.

Mr. Deeter, age 53, has served as Ventria Bioscience Inc.’s President and CEO and as a director since 2002.  Ventria is the first company to commercialize recombinant proteins derived from a plant-based manufacturing system.  From 1999 to 2001, he served as President and CEO and as a director of CyberCrop.com Incorporated, a supply chain software company connecting producers with their markets to optimize quality, logistics and efficiency.  From 1996 to 1998, Mr. Deeter served as Vice President of Agriculture of Koch Industries, Inc.  Previously, Mr. Deeter held various positions at Cargill, Incorporated as well as started and led a joint venture between Cargill and F. Hoffmann-La Roche, Ltd. that commercialized pharmaceutical intermediates and functional food ingredients.  Earlier in his career, Mr. Deeter was a member of the Technology and Life Sciences Group of Salomon Brothers Inc.  He is a graduate of the University of Kansas (BSc-Economics); University of Chicago (MBA); and London School of Economics (MSc-Economics).  Mr. Deeter is a proven leader who is widely known across entrepreneurial sectors of the agribusiness and agricultural biotech industry.

As a non-employee director of the Company, Mr. Deeter will receive the same cash and equity compensation as each of the Company’s other non-employee directors.  There is no arrangement or understanding between Mr. Deeter and any other person pursuant to which he was elected as a director of the Company.  There is no familial relationship between Mr. Deeter and any other director or executive officer of the Company, and there are no transactions between Mr. Deeter and the Company that would require disclosure under Item 404(a) of Regulation S-K.

The Board did not appoint Mr. Deeter to a committee of the Board of Directors of the Company at this time.  Currently, the members and respective chairpersons of the standing committees of the Board are as set forth below; however, the Board reserves the right to change the composition of the committees of the Board at any time and from time to time without notice to the stockholders, except as required by law.

Nominating and Corporate Governance Committee

Kevin Daly, Ph.D
Gerard Mooney (Chairman)
Mikel Williams

Audit Committee

Kevin Daly, Ph.D.
Gerard Mooney

Mikel Williams (Chairman)

Compensation Committee
D. Kyle Cerminara
Kevin Daly, Ph.D.
Tom Thomas (Chairman)

Finance and Strategy Committee

D. Kyle Cerminara
Gerard Mooney
Kevin Daly, Ph.D. (Chairman)

Tom Thomas

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release dated February 28, 2017, announcing its election of Scott E. Deeter to the Board of Directors of Iteris, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2017	ITERIS, INC.,
a Delaware corporation

	By:	/S/ JOE BERGERA
Joe Bergera
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release dated February 28, 2017, announcing its election of Scott E. Deeter to the Board of Directors of Iteris, Inc.